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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Chordiant Software, Inc. of our report dated February 20, 2001 relating to the financial statements of Prime Response, Inc., which appears in the Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 26, 2001